EXHIBIT 99.1

Integer Holdings Corporation Reports Third Quarter 2021 Results

~ Strong sales and profit growth vs. last year ~
~ Increased 2021 outlook ~
~ Integer to acquire Oscor, Inc. ~

PLANO, Texas, Oct. 28, 2021 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended October 1, 2021.

Third Quarter 2021 Highlights (compared to Third Quarter 2020, except as noted)

  Sales increased 30% to $306 million.
  GAAP net income decreased(1) $8 million to $22 million, a decrease of 27%. Non-GAAP adjusted net income increased $18 million to $35 million, an increase of 109%.
  GAAP operating income decreased(1) $7 million to $33 million, a decrease of 17%. Non-GAAP adjusted operating income increased $22 million to $47 million, an increase of 86%.
  GAAP diluted EPS decreased(1) $0.26 per share to $0.66 per share. Non-GAAP adjusted EPS increased $0.55 per share to $1.05 per share, an increase of 110%.
  Adjusted EBITDA increased $23 million to $60 million, an increase of 63%.
  From the end of the fourth quarter 2020, total debt decreased $101 million to $631 million and net total debt decreased $77 million to $612 million, achieving a leverage ratio of 2.6 times adjusted EBITDA.
  To support long-term growth, Integer announced construction of a new innovation and manufacturing facility in Ireland, an important med-tech hub. Integer expects to spend approximately $30 million over five years on the facility.
  Completed debt refinancing which is expected to generate approximately $0.15 annualized EPS improvement.

(1) The third quarter 2020 GAAP results include a pre-tax gain of $28 million, resulting in an after-tax impact of $0.67 per diluted share from an AVX patent litigation judgment which is excluded from non-GAAP adjusted results.

Integer to acquire Oscor, Inc.

  Signed agreement to acquire Oscor, a private medical device company headquartered in Florida. Targeted to close in December 2021, subject to customary closing conditions.
  $220 million purchase price financed with debt. The acquisition structure includes a tax election that is expected to offset cash taxes by approximately $43 million over the next 15 years.
  Serving Integer’s current markets, Oscor broadens Integer’s product portfolio, expands its R&D capabilities, and adds low-cost manufacturing capacity.
  Oscor recognized $57 million sales in 2020 and historically has achieved high-single digit sales growth.
  Expect accretive EPS in 2022, increasing Integer’s EPS growth rate by low-single digit.

“Integer delivered strong year over year financial results in the third quarter and continued to aggressively execute our growth strategy,” said Joseph Dziedzic, Integer’s president and CEO. “We announced an agreement to acquire Oscor, Inc., which adds proprietary products and technologies, complementary capabilities and low-cost manufacturing capacity to serve customers in our current markets. We also announced the construction of a new innovation and manufacturing facility in Ireland to support our customer’s growth in the fast-growing structural heart and neurovascular markets. We’re excited to welcome Oscor’s approximately 900 associates to Integer, who will bring a trusted brand with 40 years of medical device development and manufacturing combined with a complementary product offering and extensive intellectual property portfolio. We expect the acquisition to be accretive to EPS in 2022. We also completed our debt refinancing during the third quarter, which is expected to generate an increase of $0.15 to EPS on an annualized basis.“

“The execution of our operational strategic imperatives is generating strong earnings and cash flow, which should allow us to annually deploy $200 to $250 million of capital to systematically execute strategic acquisitions,” Mr. Dziedzic continued. “We expect these acquisitions to be incremental to our organic sales growth objective of 200 basis points above the markets we serve.”

Discussion of Product Line Third Quarter 2021 Sales (compared to Third Quarter 2020)

  Cardio & Vascular sales increased 29% with strong double-digit year-over-year sales increase across all C&V markets driven by market demand, particularly in the peripheral vascular and electrophysiology markets.
  Cardiac & Neuromodulation sales increased 46% with very strong year-over-year sales increase across all markets driven by customer demand. Sales in both the cardiac rhythm management and neuromodulation markets increased high double-digits.
  Advanced Surgical, Orthopedics & Portable Medical includes sales under supply agreement to the acquirer of our divested AS&O product line. Sales declined 5% as Portable Medical ventilator and patient monitoring components sales declined.
  Electrochem sales increased 14%, as the energy market continues to recover.

2021 Outlook(a) (excluding the impact of the Oscor acquisition)

  Increased the low-end of our 2021 sales outlook and expect year-over-year sales growth to be 12% to 14%. Expect strong year-over-year sales growth in the fourth quarter of 2021.
  Increased net income outlook by $8 million on the low-end and $4 million on the high-end of the range, and now expect growth between 16% and 26%. Increased adjusted net income outlook by $8 million on the low-end and $4 million on the high-end of the range, and now expect growth between 41% and 50%.
  Expect to generate $95 million to $115 million of free cash flow for the year.
(dollars in millions, except per share amounts)	GAAP		Non-GAAP(b)
	As Reported	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$1,205 to $1,220	12% to 14%	$1,205 to $1,220	12% to 14%
Operating income	$136 to $146	13% to 21%	$185 to $195	29% to 36%
EBITDA	N/A	N/A	$245 to $255	29% to 34%
Net income	$89 to $98	16% to 26%	$130 to $138	41% to 50%
Diluted earnings per share	$2.69 to $2.94	15% to 26%	$3.90 to $4.15	41% to 50%

(a)   Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income, and Adjusted earnings per share (“EPS”), included in our “2021 Outlook” above, and Adjusted interest expense and Adjusted effective tax rate below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b)   Adjusted operating income for 2021 is expected to consist of GAAP operating income, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions and severance, totaling approximately $49 million, pre-tax. Adjusted net income and Adjusted EPS for 2021 are expected to consist of GAAP net income and diluted EPS, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions, severance, gains and losses on equity investments and loss on extinguishment of debt totaling approximately $55 million, pre-tax. The after-tax impact of these items is estimated to be approximately $40 million or approximately $1.21 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $115 million to $117 million.

Supplemental Financial Information

(dollars in millions)	2021 Outlook	2020 Actual
Capital expenditures, net	$50 - $55	$47
Depreciation and amortization	$80 - $85	$79
Stock-based compensation	$16 - $17	$9
Other operating expense	$5 - $6	$8
Adjusted interest expense(a)	$27 - $28	$38
Adjusted effective tax rate(b)	14.5% - 15.5%	12.2%
Cash tax payments	$18 - $22	$18

(a)   Adjusted interest expense refers to our expected full-year GAAP interest expense, expected to range from $31 million to $32 million for 2021, adjusted to remove the full-year impact of charges associated with the accelerated write-off of deferred issuance costs and unamortized discounts (loss on extinguishment of debt) included in GAAP interest expense.

(b)   Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 9% to 10% for 2021, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended
	October 1, 2021	October 2, 2020	QTD Change
EBITDA(a)	$53,292	$60,699	(12.2)%
Operating income	$33,090	$39,758	(16.8)%
Net income	$22,066	$30,342	(27.3)%
Diluted EPS	$0.66	$0.92	(28.3)%

Adjusted EBITDA(a)	$59,659	$36,508	63.4%
Adjusted operating income(a)	$46,765	$25,113	86.2%
Adjusted net income(a)	$34,825	$16,656	109.1%
Adjusted EPS(a)	$1.05	$0.50	110.0%

	Nine Months Ended
	October 1, 2021	October 2, 2020	YTD Change
EBITDA(a)	$165,531	$156,211	6.0%
Operating income	$107,048	$93,019	15.1%
Net income	$73,019	$61,831	18.1%
Diluted EPS	$2.20	$1.87	17.6%

Adjusted EBITDA(a)	$184,514	$140,380	31.4%
Adjusted operating income(a)	$143,156	$105,807	35.3%
Adjusted net income(a)	$102,493	$68,425	49.8%
Adjusted EPS(a)	$3.08	$2.07	48.8%

(a)   EBITDA, Adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are Non-GAAP measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended
GAAP	October 1, 2021	October 2, 2020	QTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$160,858	$124,596	29.1%	29.0%
Cardiac & Neuromodulation	106,543	72,909	46.1%	46.1%
Advanced Surgical, Orthopedics & Portable Medical	28,720	30,179	(4.8)%	(4.8)%
Total Medical Sales	296,121	227,684	30.1%	30.1%
Non-Medical Sales	9,453	8,258	14.5%	14.5%
Total Sales	$305,574	$235,942	29.5%	29.5%

	Nine Months Ended
GAAP	October 1, 2021	October 2, 2020	YTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$462,632	$432,885	6.9%	6.4%
Cardiac & Neuromodulation	334,700	252,404	32.6%	32.6%
Advanced Surgical, Orthopedics & Portable Medical	83,380	92,041	(9.4)%	(9.4)%
Total Medical Sales	880,712	777,330	13.3%	13.0%
Non-Medical Sales	27,352	27,153	0.7%	0.7%
Total Sales	$908,064	$804,483	12.9%	12.6%

(a)   Organic Change is a Non-GAAP measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, October 28, 2021, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 236-5762 (U.S.) or (647) 689-4190 (outside U.S.) and the conference ID is 7357789. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company’s brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, and organic change rates. Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) (gain) loss on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding. EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes, depreciation and amortization expense, to net income, which is the most directly comparable GAAP measure. Adjusted EBITDA consists of EBITDA plus stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (viii), (ix), (x) and (xi).

Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters. Free cash flow is defined as Net cash provided by operating activities (as stated in our Condensed Consolidated Statements of Cash Flows) reduced by capital expenditures (acquisition of property, plant, and equipment (PP&E), net of proceeds from the sale of PP&E).

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to recovery from the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry, including expansion of our manufacturing capacity; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “projects,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	October 1, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,472	$49,206
Accounts receivable, net	177,488	156,207
Inventories	149,235	149,323
Refundable income taxes	12,580	2,087
Contract assets	59,440	40,218
Prepaid expenses and other current assets	18,352	15,896
Total current assets	442,567	412,937
Property, plant and equipment, net	250,450	253,964
Goodwill	849,686	859,442
Other intangible assets, net	716,060	757,224
Deferred income taxes	4,364	4,398
Operating lease assets	46,871	45,153
Other long-term assets	38,132	38,739
Total assets	$2,348,130	$2,371,857
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,250	$37,500
Accounts payable	68,418	51,570
Income taxes payable	36	1,847
Operating lease liabilities	7,926	8,431
Accrued expenses and other current liabilities	59,780	56,843
Total current liabilities	156,410	156,191
Long-term debt	610,405	693,758
Deferred income taxes	180,597	182,304
Operating lease liabilities	41,382	37,861
Other long-term liabilities	27,083	30,688
Total liabilities	1,015,877	1,100,802
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	710,513	700,814
Retained earnings	590,535	517,516
Accumulated other comprehensive income	31,172	52,692
Total stockholders’ equity	1,332,253	1,271,055
Total liabilities and stockholders’ equity	$2,348,130	$2,371,857

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Sales	$305,574	$235,942	$908,064	$804,483
Cost of sales (COS)	223,702	178,009	652,960	591,985
Gross profit	81,872	57,933	255,104	212,498
Operating expenses:
Selling, general and administrative (SG&A)(a)	34,269	3,609	105,150	73,969
Research, development and engineering (RD&E)	12,050	11,892	39,249	37,879
Other operating expenses (OOE)	2,463	2,674	3,657	7,631
Total operating expenses	48,782	18,175	148,056	119,479
Operating income	33,090	39,758	107,048	93,019
Interest expense, net	10,053	9,368	26,117	29,002
(Gain) loss on equity investments	(152)	(2,234)	1,867	(3,954)
Other (income) loss, net	10	1,224	129	(233)
Income before taxes	23,179	31,400	78,935	68,204
Provision for income taxes	1,113	1,058	5,916	6,373
Net income	$22,066	$30,342	$73,019	$61,831

Earnings per share:
Basic	$0.67	$0.92	$2.21	$1.88
Diluted	$0.66	$0.92	$2.20	$1.87

Weighted average shares outstanding:
Basic	33,008	32,859	32,982	32,833
Diluted	33,309	33,076	33,250	33,107

(a) Selling, general and administrative expenses for the three and nine months ended October 2, 2020 includes a net gain of $28.2 million recorded during the third quarter of 2020 in connection with the resolution of the AVX Corporation patent litigation matter.

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended
	October 1, 2021	October 2, 2020
Cash flows from operating activities:
Net income	$73,019	$61,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,479	59,005
Debt related charges included in interest expense	6,526	3,145
Stock-based compensation	12,235	6,229
Non-cash (gains) charges related to customer bankruptcy	(23)	562
Non-cash lease expense	5,918	5,824
Non-cash (gain) loss on equity investments	1,867	(3,954)
Contingent consideration fair value adjustment	—	(500)
Other non-cash losses	893	316
Deferred income taxes	(242)	42
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(21,638)	42,096
Inventories	(838)	10,272
Prepaid expenses and other assets	(599)	(32,736)
Contract assets	(19,528)	(14,614)
Accounts payable	16,044	(5,152)
Accrued expenses and other liabilities	(4,292)	(13,780)
Income taxes payable	(12,411)	(8,347)
Net cash provided by operating activities	117,410	110,239
Cash flows from investing activities:
Acquisition of property, plant and equipment	(29,711)	(35,182)
Purchase of intangible asset	—	(4,607)
Proceeds from sale of property, plant and equipment	81	76
Acquisitions, net	—	(5,219)
Net cash used in investing activities	(29,630)	(44,932)
Cash flows from financing activities:
Principal payments of term loans	(737,973)	(28,125)
Proceeds from issuance of term loans	598,250	—
Proceeds from revolving credit facility	82,300	185,000
Payments of revolving credit facility	(45,000)	(135,000)
Proceeds from the exercise of stock options	594	3,123
Payment of debt issuance costs	(5,436)	(431)
Tax withholdings related to net share settlements of restricted stock unit awards	(3,130)	(2,869)
Contingent consideration payments	(1,621)	—
Principal payments on finance leases	(51)	—
Net cash (used in) provided by financing activities	(112,067)	21,698
Effect of foreign currency exchange rates on cash and cash equivalents	553	(597)
Net increase (decrease) in cash and cash equivalents	(23,734)	86,408
Cash and cash equivalents, beginning of period	49,206	13,535
Cash and cash equivalents, end of period	$25,472	$99,943

Reconciliations of Non-GAAP Measures

Table A: Net Income and Diluted EPS Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	October 1, 2021			October 2, 2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$23,179	$22,066	$0.66	$31,400	$30,342	$0.92
Adjustments(a):
Amortization of intangibles	10,284	8,133	0.24	10,299	8,145	0.25
Certain legal expenses (gains) (SG&A)(b)	734	579	0.02	(27,959)	(22,089)	(0.67)
Other operating expenses (OOE)(c)	2,463	1,919	0.06	2,674	2,070	0.06
Gain on equity investments	(152)	(120)	—	(2,234)	(1,764)	(0.05)
Loss on extinguishment of debt	3,346	2,643	0.08	—	—	—
Medical device regulations (COS)(d)	184	145	—	—	—	—
Customer bankruptcy(e)	10	8	—	341	269	0.01
Tax adjustments(f)	—	(548)	(0.02)	—	(317)	(0.01)
Adjusted net income (Non-GAAP)	$40,048	$34,825	$1.05	$14,521	$16,656	$0.50

Diluted weighted average shares for adjusted EPS		33,309			33,076

	Nine Months Ended
	October 1, 2021			October 2, 2020
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$78,935	$73,019	$2.20	$68,204	$61,831	$1.87
Adjustments(a):
Amortization of intangibles	31,073	24,575	0.74	30,894	24,425	0.74
Certain legal expenses (gains) (SG&A)(b)	1,279	1,010	0.03	(26,950)	(21,291)	(0.64)
Other operating expenses (OOE)(c)	3,657	2,846	0.09	7,631	5,942	0.18
(Gain) loss on equity investments	1,867	1,475	0.04	(3,954)	(3,123)	(0.09)
Loss on extinguishment of debt	3,774	2,981	0.09	—	—	—
Medical device regulations (COS)(d)	474	374	0.01	—	—	—
Customer bankruptcy(e)	(375)	(296)	(0.01)	1,213	958	0.03
Tax adjustments(f)	—	(3,491)	(0.10)	—	(317)	(0.01)
Adjusted net income (Non-GAAP)	$120,684	$102,493	$3.08	$77,038	$68,425	$2.07

Weighted average shares for adjusted diluted EPS		33,250			33,107

(a)   The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b)   Expenses associated with non-ordinary course legal matters. The three and nine months ended October 2, 2020 also include a net gain of $28.2 million recorded during the third quarter of 2020 in connection with the resolution of the AVX Corporation patent litigation matter.

(c)   Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items.

(d)   The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(e)   In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). The 2021 amounts are predominantly due to favorable settlements on supplier purchase order termination clauses and the 2020 amounts primarily consist of charges related to inventory recorded in cost of sales in our condensed consolidated statements of operations.

(f)   Discrete tax benefits predominately related to the reversal of previously unrecognized tax benefits resulting from the effective settlement of tax audits and the utilization of acquired foreign tax credits during the periods presented.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Operating income (GAAP)	$33,090	$39,758	$107,048	$93,019
Adjustments:
Amortization of intangibles	10,284	10,299	31,073	30,894
Certain legal expenses (gains)	734	(27,959)	1,279	(26,950)
Other operating expenses	2,463	2,674	3,657	7,631
Medical device regulations	184	—	474	—
Customer bankruptcy	10	341	(375)	1,213
Adjusted operating income (Non-GAAP)	$46,765	$25,113	$143,156	$105,807

Table C: EBITDA Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Net income (GAAP)	$22,066	$30,342	$73,019	$61,831

Interest expense	10,053	9,368	26,117	29,002
Provision for income taxes	1,113	1,058	5,916	6,373
Depreciation	9,776	9,632	29,406	28,111
Amortization of intangibles	10,284	10,299	31,073	30,894
EBITDA (Non-GAAP)	53,292	60,699	165,531	156,211
Stock-based compensation (excluding amounts in OOE)	3,128	2,987	12,081	6,229
Certain legal expenses (gains)	734	(27,959)	1,279	(26,950)
Other operating expenses (OOE)	2,463	2,674	3,657	7,631
(Gain) loss on equity investments	(152)	(2,234)	1,867	(3,954)
Medical device regulations	184	—	474	—
Customer bankruptcy	10	341	(375)	1,213
Adjusted EBITDA (Non-GAAP)	$59,659	$36,508	$184,514	$140,380

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (3Q 2021 vs. 3Q 2020)
Medical Sales
Cardio & Vascular	29.1%	(0.1)%	29.0%
Cardiac & Neuromodulation	46.1%	—	46.1%
Advanced Surgical, Orthopedics & Portable Medical	(4.8)%	—	(4.8)%
Total Medical Sales	30.1%	—	30.1%
Non-Medical Sales	14.5%	—	14.5%
Total Sales	29.5%	—	29.5%

YTD Change (9M 2021 vs. 9M 2020)
Medical Sales
Cardio & Vascular	6.9%	(0.5)%	6.4%
Cardiac & Neuromodulation	32.6%	—	32.6%
Advanced Surgical, Orthopedics & Portable Medical	(9.4)%	—	(9.4)%
Total Medical Sales	13.3%	(0.3)%	13.0%
Non-Medical Sales	0.7%	—	0.7%
Total Sales	12.9%	(0.3)%	12.6%

(a)   Sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations and acquisitions.

Table E: Net Total Debt Reconciliation
(in thousands)

	October 1, 2021	December 31, 2020
Current portion of long-term debt	$20,250	$37,500
Long-term debt	610,405	693,758
Total debt	630,655	731,258
Add: Unamortized discount and debt issuance costs included above	6,645	6,715
Total principal amount of debt outstanding	637,300	737,973
Less: Cash and cash equivalents	25,472	49,206
Net Total Debt (Non-GAAP)	$611,828	$688,767